Exhibit 10.13

First Amendment to Lease

This Amendment, dated April 18, 2011, is executed by (1) AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”), and (2) Amicus Therapeutics, Inc., a Delaware corporation (“Lessee”). This Amendment is executed with reference to the following facts:

A. On or about September 11, 2008, Lessor and Lessee executed that certain Standard Multi-Tenant Office Lease—Net and Addendum to Lease (collectively, the “Lease”) pertaining to the premises commonly known as 11099 North Torrey Pines Road, Suite 200, San Diego (La Jolla), California 92037 (“the Premises”).

B. The Term of the Lease expires September 30, 2011.

C. By this Amendment, the parties desire to extend the Term and amend the Lease, as provided below.

In consideration of the above recitals and the mutual agreements stated below, the parties agree:

1. Term Extension. The Term of the Lease is extended through September 30, 2013. Sections 1.3.2 (Option to Renew) and 1.5.3 (Determination of Rent for Option Period) in the Addendum to the Lease shall remain in effect (i.e., Lessee will have one three-year option to renew, which if exercised will extend the Term of the Lease through September 30, 2016); however, the Base Rent for the option period shall be the greater of $21, 163.68/month or Market Rental Rate, as determined pursuant to Paragraph 1.5.3 of the Lease.

2. Base Rent. Base Rent for the extension period shall be as follows:

    October 1, 2010, through September 30, 2012             $20,320.20/mo.

    October 1, 2012, through September 30, 2013             $21,163.68/mo.

Notwithstanding the foregoing, the Base Rent for the periods October 1-31, 2011, and October 1-31, 2012, shall be abated:

3. General Provisions. The parties further agree:

3.1 Lessee’s Representations. Lessee hereby represents to Lessor:

3.1.1 To Lessee knowledge, Lessor is not in default and has not been in default in the performance of Lessor’s obligations under the Lease, and no condition exists that with the passage of time or delivery of notice or both would constitute a default by Lessor under the terms of the Lease.

3.1.2 To Lessee knowledge, Lessee has no right, claim, or action for recovery against Lessor.

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3.1.3 Lessee has not initiated any insolvency proceeding and has no present intention to initiate any insolvency proceeding.

3.2 Confirmation. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

3.3 Defined Terms. Defined (capitalized) terms used in this Amendment shall have the same meanings as in the Lease, except as otherwise provided herein.

Lessor:		Lessee:

AG/Touchstone TP, LLC, a Delaware limited liability company		Amicus Therapeutics, Inc., a Delaware corporation

By Touchstone Investments, Inc., a California corporation, Its Manager	By	/s/ Matthew Patterson
Print name Matthew Patterson
Title President

By	/s/ Gregory Erickson
Gregory Erickson, President

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